Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2020, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-238884) and related Prospectus of DoubleDown Interactive Co., Ltd. for the registration of 632,500 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

June 18, 2020